Exhibit 6.22


                             iCapital Finance, Inc.
--------------------------------------------------------------------------------
2603 Main Street Suite 1150 Irvine CA 92614  Voice 949.260.8070 Fax 949.260.0116


                      INVESTMENT BANKING SERVICES AGREEMENT
                      -------------------------------------

     This Investment Banking Services Agreement (the "Agreement") is entered this 5th day of March, 2003 by and between iCapital Finance, Inc.
("Consultant"), a California corporation, and Biofield Corp. (OTC BB: BZET) ("Client" or "Company"), a Delaware corporation, with reference to the following:

Preliminary Statement
---------------------

     A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

     B. Consultant desires to be assured, and Client desires to assure Consultant, that, if Consultant associates with Client and allocates its resources necessary to provide Client the aforementioned services, that Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances except for Consultant's willful malfeasnace, gross negligence, fraud, misappropriation, embezzlement, and after ten (10) days prior written notice without cure, Consultant's default, violation of or failure to perform any provision of this Agreement, and therefore Consultant agrees to be engaged and retained by the Client on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing preliminary statement, and of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

               a. Reorganizations, reverse mergers, divestitures, and due diligence studies;
               b.   Capital sources and the formation of financial transactions;
               c.   Banking methods and systems;
               d. Guidance and assistance in available alternatives to maximize shareholder value;
               e. Periodic preparation and distribution of research reports and information to the broker/dealer and investment banking community.

     It is expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

     It is expressly understood and agreed by Client that, in reliance upon Client's representations, warranties and covenants contained herein, immediately upon execution and delivery of this Agreement by Client, Consultant is setting aside and allocating for the benefit of Client valuable resources (including, without limitation, capital and reservation of work schedules of employees) required to fulfill Consultant's obligations hereunder and in doing so, Consultant will necessarily forebear from undertaking other opportunities and commitments (that would result in enrichment to Consultant) in order to be available to provide Client the services contemplated by this Agreement.

     2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for twelve (12) months. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five (5) days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation, including, without limitation, the obligation of Client to pay the nonrefundable consideration described in paragraph 4a. hereof.

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     3.   Due Diligence. The Client shall supply and deliver to the Consultant all information relating to the Client Company's business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of Client's company and business prospects and provide the consulting services described herein.

     4. Compensation and Fees. As consideration for Consultant entering into this Agreement, Client agrees to pay and deliver to Consultant the following consideration, which consideration is considered fully earned and nonrefundable regardless of the circumstances except for Consultant's willful malfeasnace, gross negligence, fraud, misappropriation or embezzlement, and after ten (10) days prior written notice without cure, Consultant's default, violation of or failure to perform any provision of this Agreement:

               a. Client shall issue certificates representing an aggregate of twenty-five thousand ($25,000) dollars worth [calculated at the average opening price during the preceding 30 days in the OTC market, as reported in the electronic edition of The New York Times] of common stock (the "Shares"). Common Stock of the Client, BZET, as described herein, payable to the Consultant, shall be registered coincident with the S-1, S-3 or any other applicable filing, currently or hereinafter under preparation by the Client.

                                      -AND-

               b. Consultant will receive an additional one hundred twenty-five thousand ($125,000) dollars should BZET receive a minimum of $3,000,000 in funding, acceptable in whole or in any part by BZET, for the Financing from any contacts introduced to BZET by Consultant ("Contacts"). In the event that more than $1,000,000 in funding, but less than $3,000,000 in funding, is completed from any Contact to BZET, all such pro-rata success fee payments made to Consultant on the funded portions shall be deemed to be all that Consultant is entitled to earn on the portion(s) funded to BZET by the Contact.

     The Shares, when issued to Consultant, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances. Securities shall be issued to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.

     After careful review and extensive discussions and negotiations between Client and Consultant and their advisors, Client agrees that, when received by Consultant, the consideration described in subparagraph "a" above shall be nonrefundable regardless of the circumstances except for Consultant's willful malfeasance, gross negligence, fraud, misappropriation or embezzlement, and after ten (10) days prior written notice without cure, Consultant's default, violation of or failure to perform any provision of this Agreement, whether foreseen or unforeseen upon execution and delivery of this Agreement. Client further acknowledges and agrees that said consideration is earned by Consultant:
(1) upon Client's execution and delivery of the Agreement and prior to the provision of any service hereunder; (2) in part, by reason of Consultant's agreement to make its resources available to serve Client and as further described in the Preliminary Statement and elsewhere herein; and (3) regardless of whether Client seeks to terminate this Agreement prior to consultant's delivery of any services hereunder. If Client takes any action to terminate this Agreement or to recover any consideration paid or delivered by Client to Consultant other than by reason of Consultant's gross negligence or willful misconduct, Consultant shall be entitled to all available equitable remedies, consequential and incidental damages and reasonable attorneys' fees and costs incurred as a result thereof, regardless of whether suit is filed and regardless of whether Client or Consultant prevails in any such suit.

     5. A. Representations, Warrants and Covenants of Client. The Client represents, warrants and covenants to the Consultant as follows:

               a. The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

               b. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or

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                    encumbrance upon any property of the Client or cause an
                    acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

     5. B. Representations,Warrants and Covenants of the Consultants. The Consultants represents, warrants and covenants to the Company as follows:

               A. The Consultant has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein.

               B. The business and operations of the Consultant have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Consultant or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Consultant or cause an acceleration under any arrangement, agreement or other instrument to which the Consultant is a party or by which any of its assets are bound. The Consultant has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

               C.   The execution, delivery and performance of this Agreement:
(i) does not violate any agreement or undertaking to which the Consultant is a party or by which the Consultant may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Consultant other than the restrictions and obligations imposed by this Agreement.

               D. The execution and delivery by the Consultant of this Agreement and the performance by the Consultant of its obligations hereunder and thereunder will not violate any provision of law, any order of any court or other agency of government, and will not result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any provision of any agreement or other instrument to which the Consultant, or any of its properties or assets, is bound.

               E. The Consultant has not entered into and is not subject to any agreement, including, but not limited, to any employment, noncompete, confidentiality or work product agreement which would (i) prohibit the execution of this Agreement, (ii) prohibit its engagement as a Consultant by the Company, or (iii) affect any of the provisions of, or its obligations pursuant to this Agreement.

               F. The receipt of the Common Stock by the Consultant is for the Consultant's own account, is for investment purposes only, and is not view to, nor for offer or sale in connection with, the distribution the Common Stock. The Consultant is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

               G. The Consultant has no present intention of creating a market or participating or assisting in the creation of a market or in the promotion of a market for any securities of the Company.

               H. The Consultant has no present intention of selling or otherwise disposing of the Common Stock.

               I. The Consultant is aware that no federal or state governmental authority has made any finding or determination as to the fairness of an investment in the Common Stock, or any recommendation or endorsement with respect thereto.

               J. The Consultant is able to bear the economic risk of the investment in the Common Stock for an indefinite period of time, including the risk of total loss of such investment and the Consultant recognizes that an investment in the Common Stock involves a high degree of risk. The Consultant understands that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state and, therefore, cannot be sold unless they subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registration thereunder are available. The Consultant further understand that only the Company can take action to register the Common Stock.

               K. The Consultant is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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               L.   The Consultant has such knowledge and experience in
financial, investing and business matters as to be capable of evaluating the risks and merits of an investment in the Common Stock and protecting the Consultant's interests in connection with an investment in the Common Stock.

               M. The Consultant was not contacted by the Company or its representatives for the purpose of investing in any securities of the Company issued hereby through any advertisement, article, mass mailing, cold call, notice or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising.

               N. The Consultant has had access to and an opportunity to inspect all relevant information relating to the Company sufficient to enable the Consultant to evaluate the merits and risks of its receipt of the Common Stock hereunder. The Consultant also has had the opportunity to ask questions of officers of the Company and has received satisfactory answers respecting, and has obtained such additional information as the Consultant has desired regarding, the business, financial condition and affairs of the Company.

               O. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Company knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Company contained untrue statements.

               P. No representation or warranty of the Consultants which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

               Q. All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Consultant and inure to the Consultant, its successors and assigns.

     6. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. The Consultant does not guarantee that its efforts will have any impact upon the Client's business or that there will be any specific result or improvement from the Consultant's efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

     7. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

     8. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys' fees and costs in connection all appeals of any judgment.

     9. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight

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delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

          If to the Client:            Biofield Corp.
                                            Attention: John Stephens
                                            1025 Nine North Drive Ste. M
                                            Alpharetta, GA. 30004
                                            Facsimile No.: (770) 740-9366

          If to Consultant:            iCapital Finance, Inc.
                                            Attention: Randall Letcavage
                                            2603 Main Street, Suite #1150
                                            Irvine, CA 92614
                                            Facsimile No.: (949) 260-0116

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

     10. Additional Provisions. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of laws of conflicts.

     11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. Preliminary Statement. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.


                                  "Client"
                                   ------

                                  Biofield Corp.

                                  Signature: _________________________________
                                  Print name:  _______________________________
                                  Print title:  ______________________________


                                  "Consultant"
                                   ----------

                                  iCapital Finance, Inc.

                                  Signature: _________________________________
                                  Print name:  _______________________________
                                  Print title:  ______________________________


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